Calculation of Filing Fee Tables
S-8
PayPal Holdings, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	457(a)	83,700,000	$ 44.805	$ 3,750,178,500.00	0.0001381	$ 517,899.65
Total Offering Amounts:						$ 3,750,178,500.00		$ 517,899.65
Total Fee Offsets:								$ 170,153.28
Net Fee Due:								$ 347,746.37
Offering Note
[1]	(1) PayPal Holdings, Inc. (the "Company") is filing this Registration Statement on Form S-8 to register an aggregate of 83,700,000 shares of its common stock, par value $0.0001 per share ("Common Stock"), which may be issued pursuant to the PayPal Holdings, Inc. 2026 Equity Incentive Award Plan (the "2026 Equity Plan"), which amount includes (i) 39,100,000 shares of Common Stock reserved for issuance pursuant to the 2026 Equity Plan and (ii) up to 44,600,000 shares of Common Stock underlying awards granted under the PayPal Holdings, Inc. 2015 Equity Incentive Award Plan, as amended and restated (the "2015 Equity Plan"), that expire or are terminated, are settled in cash without the delivery of shares, or otherwise become available in accordance with the terms of such 2015 Equity Plan after May 19, 2026. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2026 Equity Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected that results in an increase in the number of outstanding shares of the common stock of the Company. (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, on the basis of the average of the high and low prices per share of the Common Stock as reported on the Nasdaq Global Select Market on May 15, 2026. (3) As set forth in Table 2 below, the Company previously paid registration fees of $170,153.28 associated with certain unsold and unissued securities from the Company's registration statement on Form S-8 (File No. 333-281110) filed on July 30, 2024 (the "Prior Registration Statement"). The Company has terminated the offering of such unsold and unissued securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Company hereby offsets the registration fee due under this Registration Statement by $170,153.28.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	1	PayPal Holdings Inc.	S-8	333-281110	07/30/2024		$ 170,153.28	Equity	Common Stock, par value $0.0001 per share	20,000,000	$ 1,152,800,000.00
Fee Offset Sources		PayPal Holdings Inc.	S-8	333-281110		07/30/2024						$ 170,153.28
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Company previously paid registration fees of $170,153.28 associated with certain unsold and unissued securities from the Company's registration statement on Form S-8 (File No. 333-281110) filed on July 30, 2024 (the "Prior Registration Statement"). The Company has terminated the offering of such unsold and unissued securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the Company hereby offsets the registration fee due under this Registration Statement by $170,153.28.